UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2008 (August 19, 2008)

Connecticut Water Service, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

860-669-8630
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 20, 2008, the Company issued a press release announcing an increase in the quarterly dividend on the Company’s common shares from $0.2175 per quarter to $0.2225 per quarter, and declared a quarterly cash dividend payable on September 16, 2008 for shareholders of record as of September 2, 2008. This is the thirty-ninth consecutive year that the Company has increased its dividend payout to holders of the Company’s common shares.

A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith:

99.1	Press Release dated August 20, 2008 relating to increase and declaration of quarterly dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: August 25, 2008	By: /s/ Nicholas A. Rinaldi Nicholas A. Rinaldi Controller